UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2023 (July 11, 2023)

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered registeredregistered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Executive Severance Plan

On July 11, 2023, the Compensation and Talent Management Committee (the “Committee”) of the Board of Directors of CSX Corporation (the “Company”) approved an amendment to the Company’s Executive Severance Plan (the “Amended Severance Plan”), which is intended to clarify certain terms regarding the treatment of a participant’s outstanding equity awards in the event of a qualifying termination of employment with the Company. The Company originally adopted the Executive Severance Plan on September 14, 2022, as disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2022.

The Amended Severance Plan provides that in the event of a termination of a participant’s employment by the Company without “cause” (as defined in the Amended Severance Plan), any outstanding equity or equity-based awards held by the participant will be treated in accordance with the terms of the applicable long-term incentive plan and award agreement under which the award was granted, provided that (i) such awards will vest on pro-rata basis, with such pro-rata portion being settled or becoming exercisable (as applicable) on the original schedule set forth in the award agreement had the participant remained employed through the next applicable vesting date (and with any performance-based awards subject to the satisfaction of the applicable performance conditions at the end of the performance period) and (ii) any vested and outstanding stock options (including those that vest on a pro-rata basis) will remain exercisable through the original expiration date of such stock options as set forth in the applicable award agreement (i.e., not later than 10 years from the grant date). The terms of the Executive Severance Plan otherwise remain unchanged.

The foregoing description of the Amended Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such plan to be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed for the quarter ending September 30, 2023.

Approval of Change of Control Agreement

Also on July 11, 2023, the Committee approved renewed change of control agreements for the Company’s executive officers following the expiration of the Company’s prior change of control agreements in accordance with their terms on May 15, 2023. The renewed change of control agreements provide the same compensation and benefit terms as the prior change of control agreements (which are described in the Company’s 2023 Proxy Statement filed with the Securities and Exchange Commission on March 24, 2023) and otherwise include substantially the same terms and conditions as the prior agreements, provided that the renewed agreements include (i) a three-year term that will extend automatically for consecutive three-year periods unless either party provides notice of non-renewal at least 90 days prior to the end of the then-current term and (ii) a termination protection period which applies in the event of an executive’s termination of employment without cause or for good reason (each as defined in the change of control agreements) occurring within three months prior to a change of control occurring during the term.

The foregoing description of the change of control agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, a form of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed for the quarter ending September 30, 2023.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

		By:	/s/ Nathan D. Goldman
			Name:	Nathan D. Goldman
			Title:	Executive Vice President – Chief Legal Officer & Corporate Secretary

DATE:	July 12, 2023